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                                                    EXHIBIT 10.1(a)
                                                   [Elected Vice President Form]




                              EMPLOYMENT AGREEMENT
                              --------------------

                  AGREEMENT made as of February 1, 1992 between PALL CORPORATION, a New York corporation (the "Company") and JOHN MILLER ("Executive").

                  WHEREAS, the parties desire to terminate, as of January 31, 1992, any employment agreement between them then in effect, and to enter into a new employment agreement, on the terms and conditions hereinafter set forth, for a term beginning February l, 1992,

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                  ss.1. Employment and Term
                        -------------------

                  The Company hereby employs Executive, and Executive hereby agrees to serve, as an executive employee of the Company with the duties set forth in ss.2, for a term (hereinafter called the "Term of Employment") beginning February 1, 1992 and ending, unless sooner terminated under ss.4, on the effective date specified in a notice of termination given by either party to the other except that such effective date shall not be earlier than the second anniversary of the date on which such notice is given.

                  ss.2. Duties
                        ------

                  (a) Executive agrees that during the Term of Employment he will hold such offices or positions with the Company, and perform such duties and assignments relating to


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the business of the Company, as the Board of Directors or the chief executive officer of the Company shall direct except that Executive shall not be required to hold any office or position or to perform any duties or assignment inconsistent with his experience and qualifications or not customarily performed by a corporate officer. The Company represents to Executive that the Board of Directors (acting by its Compensation Committee) has authorized the making of this Agreement and expressed its present intention that during the Term of Employment Executive will be an elected officer of the Company. The failure of any future Board of Directors to elect Executive as an officer of the Company shall not, however, be deemed to relieve either party hereto of any of his or its obligations under this Agreement.

                  (b) If the Board of Directors or the chief executive officer of the Company so directs, Executive shall serve as an officer of one or more subsidiaries of the Company (provided that the duties of such office are not inconsistent with Executive's experience and qualifications and are duties customarily performed by a corporate officer) and part or all of the compensation to which Executive is entitled hereunder may be paid by such subsidiary or subsidiaries. However, such employment and/or payment of Executive by a subsidiary or subsidiaries shall not relieve the Company from any of its obligations under this Agreement




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except to the extent of payments actually made to Executive by a subsidiary.

                  (c) During the Term of Employment Executive shall, except during customary vacation periods and periods of illness, devote substantially all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company and its subsidiaries and to promoting the best interests of the Company and its subsidiaries and he shall not, either during or outside of such normal business hours, engage in any activity inimical to such best interests.

                  ss.3. Compensation During Term of Employment
                        --------------------------------------

                  (d) Base Salary. With respect to the period beginning February 1, 1992 and ending at the end of the Term of Employment, the Company shall pay to Executive base compensation (in addition to the compensation provided for elsewhere in this Agreement) at such rate as the Board of Directors may determine (the amount so determined by the Board being herein called the "Base salary") but at not less than the rate of $ 158,496.00 per annum (hereinafter called the "Original Base Salary") adjusted for each Contract Year (as hereinafter defined) beginning with the Contract Year which starts August 1, 1992, as follows: The term "Contract Year" as used herein means the period from August 1 of each year through July 31 of the following year. For each




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Contract Year during the Term of Employment beginning with the Contract Year which starts August 1, 1992, the minimum compensation payable to Executive under this ss.3(a) (hereinafter called the "Minimum Base Salary") shall be determined by increasing (or decreasing) the Original Base Salary by the percentage increase (or decrease) of the Consumer Price Index (as hereinafter defined) for the month of June immediately preceding the start of the Contract Year in question over (or below) the Consumer Price Index for June 1991. The term "Consumer Price Index" as herein used means the "Consumer Price Index for all Urban Consumers" compiled and published by the Bureau of Labor Statistics of the United States Department of Labor for "New York - Northern New Jersey - Long Island, NY-NJ-CT". To illustrate the operation of the foregoing provisions of this ss.3(a): Executive's Base Salary for the Contract Year August 1, 1992 through July 3l, 1993 shall be not less than the original Base Salary adjusted by the percentage increase (or decrease) of the Consumer Price Index for June 1992 over (or below) said Index for June 1991. Further adjustment in the Minimum Base Salary shall be made for each ensuing Contract Year, in each case (i) using the Consumer Price Index for June 1991 as the base except as provided in the immediately following paragraph hereof and (ii) applying the percentage increase (or decrease) in the Consumer Price Index since said base month to the Original





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Base Salary to determine the Minimum Base Salary. The Base Salary shall be paid in such periodic installments as the Company may determine but not less often than monthly.

                  If with respect to any Contract Year (including the Contract Year beginning August 1, 1992) the Board of Directors fixes the Base Salary at an amount higher than the Minimum Base Salary, then (unless the resolution fixing such higher Base Salary provides otherwise), for the purpose of determining the Minimum Base Salary for subsequent Contract Years: (1) the amount of the higher Base Salary so fixed shall be deemed substituted for the Original Base Salary wherever the Original Base Salary is referred to in the immediately preceding paragraph hereof, and (ii) the base month for determining the Consumer Price Index adjustment shall be June of the calendar year in which the Contract Year to which such higher Base Salary is applicable begins (e.g., if the Board fixes a Base Salary for the Contract Year beginning August 1, 1992 which is higher than the Minimum Base Salary, then June 1992 would become the base month for the purposes of making the CPI adjustment to determine the Minimum Base Salary for subsequent Contract Years).

                  (i) Bonus Compensation. With respect to each fiscal year of the Company falling in whole or in part within the Term of Employment beginning with the fiscal year ending August 1, 1992, Executive shall be entitled to a bonus (in


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addition to his Base Salary) in such amount and computed in such manner as shall be determined by the Board of Directors but in no event shall the bonus payable to Executive under this ss.3(b) be less than an amount computed by applying to the fiscal year in question the following bonus formula:

                  "Bonus Compensation" means the amount, if any, payable to Executive under this ss.3(b).

                  "Average Equity" means the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of the Company as of the end of the fiscal year with respect to which Bonus Compensation is being computed hereunder and as of the end of the immediately preceding fiscal year (e.g., "Average Equity" to be used in computing Bonus Compensation for the fiscal year ending August 1, 1992 will be the average of stockholders' equity as of August 3, 1991 and August 1, 1992) adjusted as follows: (i) the amount shown as the "equity adjustment from foreign currency translation" on each such consolidated balance sheet shall be disregarded and the amount of $3,744,000 shall be deemed the equity adjustment from foreign currency translation at every fiscal-year-end; (ii) stock options outstanding and exercisable at the beginning of each fiscal year shall be assumed to have been exercised in equal annual installments over the then remaining life of such stock



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options irrespective of when such options are in fact exercised, and (iii) in the event of any unusual purchase by the company of its own outstanding shares or of the payment of any special dividend other than a normal quarterly cash dividend, the reported equity numbers shall be adjusted to eliminate (a) the effect on Net Earnings of such cash expenditure using the company's average effective interest rate on all outstanding debt for the period involved and (b) the effect of the transaction on stockholders' equity.

                  "Net Earnings" means the after-tax consolidated net earnings of the company and its subsidiaries as certified by its independent accountants for inclusion in the annual report to stockholders, adjusted to eliminate the after-tax effect of any cash expenditures described in clause (iii) (a) of the immediately preceding paragraph.

                  "Return on Equity" means Net Earnings as a percentage of Average Equity.

                  For fiscal years 1992, 1993, 1994 and 1995, "Zero Bonus Percentage" shall mean a Return on Equity of 12.5% and "Maximum Bonus Percentage" shall mean a Return on Equity of the following respective percentages:

                            Fiscal year 1992 - 18.0%

                            Fiscal year 1993 - 18.5%

                            Fiscal year 1994 - 19.0%

                            Fiscal year 1995 - 20.0%



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                  For fiscal years after the Company's fiscal year ending in
         1995, the Company shall determine the Zero Bonus Percentage and the Maximum Bonus Percentage consistent with expected results based upon the Company's normal projection procedures, or based on sound statistical or trend data, and the determination by the Company of such percentages shall be conclusive and binding on Executive.

If Return on Equity for the fiscal year in question is the Zero Bonus Percentage or less, no Bonus Compensation shall be payable. If Return on Equity equals or exceeds the Maximum Bonus Percentage, the Bonus Compensation payable to Executive shall be 70% of his Base Salary. If Return on Equity is more than the Zero Bonus Percentage and less than the Maximum Bonus Percentage, the Bonus Compensation shall be increased from zero percent of Base Salary towards 70% of Base Salary in the same proportion that Return on Equity increases from the Zero Bonus Percentage to the Maximum Bonus Percentage. Thus, for example, if Return on Equity for fiscal 1992 is 15.25% (the midpoint between 12.5% and 18%) the Bonus Compensation shall be an amount equal to 35% of Executive's Base Salary (the midpoint between zero percent of Base Salary and 70% of Base Salary).

                  The Bonus Compensation shall be paid in installments as follows:



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                  (i) 50% of the estimated amount thereof in July of the fiscal year with respect to which the Bonus Compensation is payable (e.g., 50% in July 1992 with respect to Bonus Compensation for the fiscal year ending August 1, 1992), based on the then current projections of Return on Equity, and

                  (ii) the balance thereof not later than January 15th next following the end of the fiscal year with respect to which the Bonus Compensation is payable.

                  With respect to any fiscal year of the Company which falls in part but not in whole within the Term of Employment, the Bonus Compensation to which Executive is entitled under this ss.3(b) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and the Bonus Compensation shall be payable with respect to the full fiscal year ending within such five-day period, provided, however, that for the purpose of computing Bonus Compensation for the fiscal year ending August 1, 1992, the period August 4, 1991 through January 31, 1992 shall be deemed part of the Term of Employment under this Agreement.

                  (c) Fringe Benefits and Perquisites. During the Term of Employment, Executive shall enjoy the customary

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perquisites of office, including but not limited to office space and furnishings, secretarial services, expense reimbursements, and any similar emoluments customarily afforded to senior executive officers of the Company at the same level as Executive. Executive shall also be entitled to receive or participate in all "fringe benefits" and employee benefit plans provided or made available by the Company to its executives or management personnel generally, such as, but not limited to, group hospitalization, medical, life and disability insurance, and pension, retirement, profit-sharing and stock option or purchase plans.

                  (d) Vacations. Executive shall be entitled each year to a vacation or vacations in accordance with the policies of the Company as determined by the Board or by an authorized senior officer of the Company from time to time. The Company shall not pay Executive any additional compensation for any vacation time not used by Executive.

                  ss. 4. Termination by Reason of Disability, Death, Retirement or Change of Control
--------------------------------------------------------------------------------


                  (a) Disability or Death. If, during the Term of Employment, Executive, by reason of physical or mental disability, is incapable of performing his principal duties hereunder for an aggregate of 130 working days out of any period of twelve consecutive months, the Company at its option may terminate the Term of Employment effective

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immediately by notice to Executive given within 90 days after the end of such twelve-month period. If Executive shall die during the Term of Employment or if the Company terminates the Term of Employment pursuant to the immediately preceding sentence by reason of Executive's disability, the Company shall pay to Executive, or to Executive's legal representatives, or in accordance with a direction given by Executive to the Company in writing, the following: (i) Executive's Base Salary to the end of the month in which such death or termination for disability occurs and Executive's Bonus Compensation prorated to said last day of the month and (ii) for the period from the end of the month in which such death or termination for disability occurs until the earlier of (x) the first anniversary of the date of death or termination and (y) the date on which the Term of Employment would have ended but for such death or termination for disability, monthly payments at one-half of the rate of Executive's Base Salary plus one-half of Executive's Bonus Compensation (prorated to the last day of such period) which would have been payable with respect to such period but for such death or termination.

                  (b) Retirement. (i) The Term of Employment shall end automatically, without action by either party, on Executive's 65th birthday unless, prior to such birthday, Executive and the Company have agreed in writing that the



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Term of Employment shall continue past such 65th birthday. In that event, unless the parties have agreed otherwise, the Term of Employment shall be automatically renewed and extended each year, as of Executive's birthday, for an additional one-year term, unless either party has given a Non-renewal Notice. A Non-renewal Notice shall be effective as of Executive's ensuing birthday only if given not less than 60 days before such birthday, and shall state that the party giving such notice elects that this Agreement shall not automatically renew itself further, with the result that the Term of Employment shall end on Executive's ensuing birthday. (ii) If the Term of Employment ends pursuant to this paragraph by reason of a notice given by either party as herein permitted or automatically at age 65 or any subsequent birthday, the Company shall pay to Executive, or to another payee specified by Executive to the Company in writing, Executive's Base Salary and Bonus Compensation prorated to the date on which the Term of Employment ends. (iii) Anything hereinabove to the contrary notwithstanding, if any provision of this paragraph violates federal or applicable state law relating to discrimination on account of age, such provision shall be deemed modified or suspended to the extent necessary to eliminate such violation of law. If at a later date, by reason of changed circumstances or otherwise, the enforcement of such provision as set forth herein would no





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longer constitute a violation of law, then it shall be enforced in accordance with its terms as set forth herein.

                  (c) Change of Control. In event of a Change of Control (as hereinafter defined), Executive shall have the right to terminate the Term of Employment, by notice to the Company given at any time after such Change of Control, effective on the date specified in such notice, which date shall not be more than (but can be less than) one year after the giving of such notice. A Change of Control shall be deemed to have occurred at such time as a majority of the directors then in office are not Continuing Directors as defined in subparagraph (C) (6) of Article 12 of the Company's Restated Certificate of Incorporation dated January 14, 1982 and filed by the New York Department of State on January 19, 1982.

                  ss.5. Covenant Not to Compete
                        -----------------------

                  For a period of eighteen months after the end of the Term of Employment if the Term of Employment is terminated by notice to the Company given by Executive under ss.1 or ss.4 hereof, or for a period of twelve months after the end of the Term of Employment if the Term of Employment is terminated by notice to Executive given by the Company under ss.1 or ss.4 hereof or terminates under ss.4 by reason of Executive attaining the age of 65, Executive shall not render services to any corporation, individual or other entity engaged in any

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activity, or himself engage directly or indirectly in any activity, which is competitive to any material extent with the business of the Company or any of its subsidiaries, provided, however, that if the Company terminates under ss.1 following a Change of Control (as defined in ss.4(c)), the foregoing covenant not to compete shall not apply.

                  ss.6. Company's Right to Injunctive Relief
                        ------------------------------------

                  Executive acknowledges that his services to the Company are of a unique character, which gives them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by Executive.

                  ss.7. Inventions and Patents
                        ----------------------

                  All inventions, ideas, concepts, processes, discoveries, improvements and trademarks (hereinafter collectively referred to as intangible rights), whether patentable or registrable or not, which are conceived, made, invented or suggested either by Executive alone or by Executive in collaboration with others during the Term of Employment, and whether or not during regular working hours, shall be disclosed to the Company and shall be the sole and exclusive property of the Company. If the Company deems that

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any of such intangible rights are patentable or otherwise registrable under any federal, state or foreign law, Executive, at the expense of the Company, shall execute all documents and do all things necessary or proper to obtain patents and/or registrations and to vest the Company with full title thereto.

                  ss. 8. Trade Secrets and Confidential Information
                         ------------------------------------------

                  Executive shall not, either directly or indirectly, except as required in the course of his employment by the Company, disclose or use at any time, whether during or subsequent to the Term of Employment, any information of a proprietary nature owned by the Company, including but not limited to, records, data, formulae, documents, specifications, inventions, processes, methods and intangible rights which are acquired by him in the performance of his duties for the Company and which are of a confidential information or trade-secret nature. All records, files, drawings, documents, equipment and the like, relating to the Company's business, which Executive shall prepare, use, construct or observe, shall be and remain the Company's sole property. Upon the termination of his employment or at any time prior thereto upon request by the Company, Executive shall return to the possession of the Company any materials or copies thereof involving any confidential information or



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trade secrets and shall not take any material or copies thereof from the possession of the Company.

                  ss.9. Mergers and Consolidations; Assignability
                        -----------------------------------------

                  In the event that the Company, or any entity resulting from any merger or consolidation referred to in this ss.9 or which shall be a purchaser or transferee so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the immediately preceding sentence of this ss.9, this Agreement shall not be assignable by the Company or by any entity referred to in such immediately preceding sentence. This Agreement shall not be assignable by Executive, but in the event of his death it shall be binding upon and inure to the benefit of his legal representatives to the extent required to effectuate the terms hereof.

                  ss.10. Captions
                         --------

                  The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference



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and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, said provisions shall govern.

                  ss.11. Choice of Law
                         -------------

                  This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of New York.

                  ss.12. Entire Contract
                         ---------------

                  This instrument contains the entire agreement of the parties on the subject matter hereof except that the rights of the Company hereunder shall be deemed to be in addition to and not in substitution for its rights under the Company's standard printed form of "Employee's Secrecy and Invention Agreement" or "Employee Agreement" if heretofore or hereafter entered into between the parties hereto so that the making of this Agreement shall not be construed as depriving the Company of any of its rights or remedies under any such Secrecy and Invention Agreement or Employee Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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                  ss.13. Notices
                         -------

                  All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand, and, if intended for the Company, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the secretary of the Company, or at such other address and for the attention of such other person of which the Company shall have given notice to Executive in the manner herein provided, and, if intended for Executive, shall be delivered to him personally or shall be addressed to him (if sent by mail) at his most recent residence address shown in the Company's employment records or at such other address or to such designee of which Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date of mailing thereof or, if delivered personally, on the date so delivered.

                  ss.14. Termination of Any Prior Employment Agreement
                         ---------------------------------------------

                  Any Employment Agreement in effect between the Company and Executive on the date hereof is hereby terminated by mutual consent effective January 31, 1992 and is superseded and replaced by this Agreement. Executive shall be entitled to receive Bonus Compensation for the Company's fiscal year ending August 1, 1992 in accordance with the terms of this Agreement and not of any such prior Employment Agreement.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.



                                  PALL CORPORATION

                                   /s/               Maurice Hardy
                                       -----------------------------------------
                                           President & Chief Executive Officer



                                   /s/                John Miller
                                       -----------------------------------------
                                                Executive








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